UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2016

Lightstone Value Plus Real Estate Investment Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-52610	20-1237795
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

 (Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 30, 2016, Lightstone Value Plus Real Estate Investment Trust, Inc. (the “Company”) entered into an agreement (the “Miami Moxy Transaction”) with Washington Ave. Pref Member LLC, which is majority owned and controlled by the Company’s Sponsor (the “Developer”), pursuant to which the Company committed to make contributions, on an as-needed basis, of up to $20.0 million in Washington Ave. Holdings II LLC, which is also majority owned and controlled by the Company’s Sponsor and through a wholly owned subsidiary owns the property located at 915 through 955 Washington Avenue in Miami Beach, Florida, on which the Developer is constructing a 205 room Marriott Moxy hotel (the “Miami Moxy”). In accordance with the Company’s charter, a majority of the Company’s board of directors, including a majority of the Company’s independent directors not otherwise interested in the transaction, approved the Miami Moxy Transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

Contributions from the Company to Washington Ave. Holdings II LLC have been and will be made pursuant to an instrument, the Miami Moxy Preferred Investment that entitles the Company to monthly preferred distributions at a rate of 12% per annum. Upon the consummation of certain capital transactions the Company may redeem its investment in the Miami Moxy Preferred Investment. Additionally, the Developer may redeem the Company’s investment at any time or upon the consummation of any capital transaction. Any redemption by the Company or the Developer under the Miami Moxy Preferred Investment will be made at an amount equal to the amount invested by the Company plus a 12.0% annual cumulative, pre-tax, non-compounded return on the aggregate amount invested by the Company.

The Company made its initial contribution of $6.5 million to Washington Ave. Holdings II LLC, on September 30, 2016 leaving a remaining contribution obligation of up to $13.5 million. The Company has funded contributions to date using working capital and intends to continue to fulfill its obligation to make further contributions using working capital.

Pursuant to the Miami Moxy Preferred Investment, the Company and the Developer are the co-managers of the Miami Moxy Project, and the Company has approval rights with respect to major decisions related to Washington Ave. Holdings II LLC including, without limitation, decisions with respect to any sale, transfer, mortgage, or lease of Washington Ave. Holdings II LLC or the Miami Moxy Project, US- Washington Ave. Holdings II LLC’s financial affairs, and approval of plans and budgets. The Developer has the sole responsibility to make additional capital contributions to Washington Ave. Holdings II LLC as necessary.

We believe the Miami Moxy is favorably located in a Miami Beach, Florida. The Miami Moxy is subject to competition from similar properties within its market areas, and its economic performance could be affected by changes in local economic conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

Date: October 6, 2016	By:	/s/ Donna Brandin

Donna Brandin
Chief Financial Officer and Treasurer